Exhibit 5

                               February 26, 1997

Securities and Exchange Commission
Washington, D.C.  20549

Dear Sir or Madam:

         This  will  refer  to the  Registration  Statement  on  Form  S-8  (the
"Registration Statement") that is being filed by Trigon Healthcare, Inc. with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, with respect to 1,000,000 shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock"), relating to the Employees' Thrift Plan of Trigon Blue Cross Blue Shield and the Trigon Blue Cross Blue Shield 401(k) Restoration Plan.

         It is our opinion that all necessary corporate proceedings have been taken to authorize the issuance of the shares of Common Stock being registered under the Registration Statement, and that when all such shares of Common Stock are issued or sold they will be duly authorized, legally issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

                                Very truly yours,

                                \s\ McGuire, Woods, Battle & Boothe, L.L.P.